Exhibit 10.29

China Mobile And Monternet WAP Service Providers

Cooperation Agreement

Party A: China Mobile Communications Corporation

Party B: Beijing Sohu Online Network Information Service Co., Ltd.

Upon the principal of equality and mutual benefit and after friendly consultation, the parties agree to establish cooperation relationship, and hereby execute this Agreement to regulate the rights and obligations of the parties in the cooperation. This Agreement is equally binding upon the parties.

I. Cooperation Principles

The parties shall carry out loyal cooperation in mobile data WAP in the principle of mutual benefit and win-win strategy, the parties shall diligently perform this Agreement and actively coordinate with the efforts of the other party.

II. Cooperation Project

Party A shall provide the network platform and communication services as the network operator, and provide Party B with the Monternet WAP business specification and interfaces technical specification; Party B, as the service provider, shall develop/provide the application contents services based on the above specification. After the test and approval of Party A, the contents furnished by Party B shall be connected into the WAP primary station of the Monternet at the URL address of http://wap.monternet.com. The project has started from December 1, 2002, with the mutually agreed period starting from December 1, 2002 to December 31, 2003.

III. Mutual Responsibilities

3.1 Obligations of Party A

3.1.1	Party A shall promote/market Monternet WAP website via various media under its control to attract more accesses to the website.

3.1.2	Party A shall provide Party B with the WAP interface technical specification and support to ensure successful connection of Party B with WAP primary website of Party A.

3.1.3	As requested by Party B, Party A shall provide necessary training.

3.1.4	With the interface of Party A WAP firewall and Party B as the boundary, Party A shall service all facilities of its side to ensure normal performance and service provision.

3.1.5	Party A shall furnish, on the Monternet WAP primary website, the application services furnished by Party B after the test of Party A.

3.1.6	Party A shall take charge of the routine maintenance of WAP primary website, and undertake the technical troubleshooting due to the causes of Party A to ensure the normal service provision.

3.1.7	Party A shall provide the network port services to Party B free of charge, and help Party B to integrate the application services into the WAP primary website.

3.1.8	Party A shall define the WAP business indexes, completely/accurately inform Party B of such indexes, and allow Party B to realize such indexes within the reasonable period.

3.1.9	Party A shall take charge of the user registration, log-on, certification and authentication, and feedback the data to Party B.

3.1.10	Party A shall record the access volume on Monternet WAP primary website, and provide Party B the above records as requested.

3.1.11	In consideration of the services of Party B on Monternet WAP primary website, Party A shall charge the customers of Party A in use of Party B services based on the billing data furnished by Party B, and settle the payment with Party B as per article 6 hereunder.

3.1.12	Party A shall provide the customer inquiry and complaint services, settle customer complaints, and immediately undertake the troubleshooting arising out of Party A fault like the network, gateway and operation platform; in case of any failure due to the fault of Party B, Party A shall promptly inform Party B thereabout and require prompt settlement.

3.2 Obligations of Party B

3.2.1	Party B will use the media under its control (including Websites, WAP website, press and TV) to help China Mobile to promote the application services on Monternet WAP primary website (wap.monternet.com) and the primary website to attract more users to access the website and consume the services. Party B will promote the Monternet WAP services in the name of Party A or its business names subject to written confirmation of Party A; without the written consent of Party A, Party B shall not promote any services other than Monternet WAP services on the media in the name of China Mobile and Monternet.

3.2.2	Party B shall provide WAP application server, application software, information source, application dedicated data line and other necessary facilities for the cooperation project, and ensure the normal operation of above facilities as required by Party A.

3.2.3	Party B shall actively coordinate with Party A’s interface test, and ensure connection with Monternet WAP primary website according to WAP business specification and interface technical specification of Party A.

3.2.4	With the interface of Party A WAP firewall and Party B as the boundary, Party B shall service all facilities of its side to ensure normal performance and service provision.

3.2.5	Party B must ensure the compliance with the network performance indexes below, Party A shall conduct the test of the indexes and record the test data:

(1)	On-busy connection success rate not below 98%;

(2)	Network latency (loop latency from WTBS PING SP server) not over 100ms;

(3)	SP response latency (latency from WTBS request to WTBS response receipt) not over 500ms.

3.2.6	Party B shall promptly eliminate application service failures attributable to Party B, and take concrete measures to avoid such failures in the future. Party B shall be liable for any economic loss incurred to Party A or Party A’s WAP users due to the fault of Party B.

3.2.7	Party B shall undertake the negotiation and business agreement with the direct providers of application service contents. Party B shall ensure that the information and service furnished by Party B do not violate application policies, laws and regulations, nor infringe consumer interests and IPR of any third party. Party B shall approve and get online any updated information and contents, and be legally liable therefor. Party B shall be liable for any lawsuit thus incurred.

3.2.8	Party B must ensure that the users can freely consume its services on Monternet WAP primary website of Party A, without the consent of Party A, shall not require the users logging on Monternet WAP primary website of Party A to undergo registration and authentication, nor require the users to register first in any place other than Monternet WAP primary website of Party A.

3.2.9	Party B shall ensure to provide the contents valuable to the users, and upgrade the contents regularly.

3.2.10	Without written consent of Party A, Party B shall not provide other services unauthorized by Party A to Party A’s users on WAP website of Party A.

3.2.11	Party B shall not provide the application service contents furnished to Party A to other communications operators or WAP website, regardless of the transmission/carrying model of the application services. Otherwise, Party A is entitled to terminate Party B’s application services on Party A’s WAP primary website, and terminate the settlement with Party B accordingly.

3.2.12	Party B shall not provide the premium services furnished by Party A on the WAP website of Party B or other websites, otherwise, Party A is entitled to terminate Party B’s application services on Party A’s WAP primary website, and terminate the settlement with Party B accordingly.

3.2.13	In principle, Party B shall terminate any services existing on its own WAP website or WAP websites of the provincial branches of Party A prior to the cooperation with Party A, and may also insert the linkage with Monternet at the original service place. Otherwise, Party A is entitled to terminate Party B’s application services on Party A’s WAP primary website, and terminate the settlement with Party B accordingly.

3.2.14	Party B shall provide the linkage with the front page of Party A Monternet WAP primary website (http://wap.monternet.com) on Party B’s WAP website, and recommend the application services on Monternet WAP primary website to the users.

3.2.15	Party B may provide the nationwide services on WAP primary website of Party A, or provide local services on the local WAP websites of Party A; provided that only one website shall contain the services of the same type of contents, that is to say, Party B shall not provide the local service contents in the nationwide services repetitively, or vice versa; shall not provide repeated contents to different provinces, nor the nationwide services through linkage with multiple local WAP websites of Party A. Otherwise Party A shall terminate the nationwide services of Party B.

3.2.16	Without written consent of Party A, the application services of Party B on WAP website of Party A shall not be attached with the brands or marks of Party B other than the Monternet marks.

3.2.17	The services of Party B on WAP website of Party A shall not provide any URL address linkage with Party B or any third party, any service must provide the linkage to the front page of Monternet (http://wap.monternet.com).

3.2.18	Party B shall accurately and specifically provide Party A with the data for billing, and be liable for it economically and legally.

IV. Rights of the Parties

4.1 Rights of Party A

4.1.1	Party A is entitled to audit, or authorize other professional entity to audit, the information and application service contents furnished by Party B, and check whether the contents of Party B are the latest.

4.1.2	Party A is entitled to reject any information furnished by Party B that violates applicable laws, regulations and policies or contains inappropriate contents in the opinion of Party A, and Party A is entitled to claim compensation for any negative economic/credit impact on Party A thus incurred from Party B.

4.1.3	Party A is entitled to require Party B to modify, change and delete the contents that, as deemed by Party A, necessitate above actions.

4.1.4	Party A is entitled to nail down the examination indexes for the application services provided by Party B, and examine the services of Party B accordingly. Party A is entitled to require Party B to adjust or modify any application services failing the examination for 3 months in a row; in case Party B denies the requirement or fails to satisfy Party A after adjustment, Party A shall cancel Party B’s qualification for providing the application services.

4.1.5	Party A is entitled to rank the order of application services furnished by Party B on WAP primary website of Party A.

4.1.6	Party A is entitled to instruct/supervise the service fee standards of Party B.

4.1.7	Party A is entitled to get the reasonable revenue. (see article 6 hereto for the revenue sharing).

4.2 Rights of Party B

4.2.1	Party B may choose to provide nationwide services on WAP primary website of Party A or local service on local websites of Party A, provided that Party B shall apply to Party A for nationwide services, and apply to the local branch of Party A for local services. However, Party A shall not support the financial settlement of local services provided by Party B on local websites of Party A, in which case Party B shall enter into separate agreement with local branches of Party A for settlement.

4.2.2	The service scope of Party B shall comply with the term and regional scope as stipulated by its valued added telecom service license.

4.2.3	As instructed by Party A, Party B is entitled to determine whether to charge any premium and the premium standard.

4.2.4	Party B is entitled to collect the statistic data about the users access of Party B’s information and application service contents via the network platform.

4.2.5	Without the approval or written authorization of Party B, Party A shall not transfer, disclose or sell the information products and authorization of Party B to any third party other than the parties hereunder in any manner.

4.2.6	Party B is entitled to get the reasonable part of the business revenue (specific revenue sharing model set in article 6 hereto).

4.2.7	In case of relatively great gap between the statistic data of Party A and Party B, Party B is entitled to claim detailed bills from Party A for checking.

V. Confidentiality

5.1	For the purpose of this Agreement, the Proprietary Information refers to the information with business value to the discloser business, obtained by either party from the other party (Disclosing Party) during the term of this Agreement that is developed, created, invented or obtained or transferred to the Disclosing Party. The Proprietary Information includes but not limited to the trade secrets, computer programs, design technologies, ideas, proprietary technologies, technical process, data, business and product development plan, customer information and other information about the business of the Disclosing Party, or the confidential information that the Disclosing Party obtains from any third party. The parties agree that the Disclosing Party owns, and will own the Proprietary Information, which is critical to the Disclosing Party. The cooperation between the parties creates the mutual confidential and trustworthy relationship about the Proprietary Information.

5.2	Without prior written consent of the Disclosing Party, the other party shall keep the confidentiality of any Proprietary Information, and shall not use or disclose such Proprietary Information to any person or entity, except for the purpose for performing this Agreement.

5.3	The parties shall keep the confidentiality of the specific contents of this Agreement. Without prior written consent of the other party, neither party shall disclose the mutual cooperation hereunder and the contents hereunder to any third party.

VI. Revenue Sharing and Settlement

6.1	The parties shall join to provide WAP services to Party A’s users, and the parties are entitled to share the reasonable revenue based on the statistic data of Party A’s billing system.

6.2	The above settlement applies only to nationwide services of Party B on WAP primary website of Party A, other than the local services of Party B on Party A’s local websites.

6.3	Party A’s users shall rely on Party A’s network resource for enjoying Party B’s services, Party A shall take any communication revenue thus created.

6.4	The settlement term commences from the project commencement to the expiration of this agreement.

6.5	Party A’s billing system shall calculate the receivable information fees for Party B’s services on Monternet WAP primary website, 15% of which shall be allocated to Party A, and the remaining 85 % of which shall be allocated to Party B, as the information fees, which Party A shall pay to Party B.

6.6	Party A shall notify Party B of the revenue amount of last month within the first twenty (20) days each month (net of the information fee of Party A), by which Party B shall issue the “service fee” invoice to Party A.

6.7	Upon the receipt of the invoice of Party B, Party A shall credit the last-month allocated revenue to Party B bank account within five (5) working days based on the bank account information furnished by Party B.

6.8	The parties shall each bear their respective taxes arising out of the WAP revenue.

6.9	The settlement data between the parties shall be furnished by the billing system of Party A. In case of any disagreement with the billing data, Party A shall provide Party B with detailed bills, and help Party B to check out reasons without adjustment of the last-month settlement amount.

6.10	Party B shall provide Party A with the accurate information of the bank account:

Account	owner: Beijing Sohu Online Network Information Service Co., Ltd

Opening	bank: Chang’an Street Sub-Branch, Beijing Branch of China Merchant Bank

Account number: 0582426210001

VII. Default Liability

7.1	In case this Agreement is unenforceable due to the default of either party, the conforming party is entitled to terminate this Agreement, and claim for the indemnification against the loss thus incurred.

7.2	In case either party suffers negative social impact or economic loss due to the default of the other party, the conforming party is entitled to claim compensation, or even terminate this Agreement.

VIII. Disputes

8.1	Any dispute arising out of the performance of this agreement shall be settled via friendly consultation.

8.2	Either party may submit any dispute failing friendly consultation to Beijing Arbitration Committee for arbitration according to its rules. The arbitration award is final and binding upon the parties.

IX. Valid Term

9.1	This Agreement shall take effect upon execution, and shall remain valid until September 30, 2004.

9.2	Upon mutual consent, this Agreement shall be automatically renewed for another year. Either party may notify the other party for termination thereof in writing one (1) month prior to the expiration of the valid term.

9.3	In case the parties agree to terminate this Agreement during the valid term, this Agreement shall automatically become void.

9.4	In case this Agreement fails performance due to force majeure, this Agreement shall be automatically terminated after the parties settled any existing payment.

9.5	In case either party fails to perform this Agreement for predictable reasons, the affected party shall notify the other party thereabout within five (5) working days after the realization of the reasons, and help the other party with any existing issue. In case the other party suffers any loss due to the failure of the affected party to promptly notify the other party, the affected party shall indemnify the other party for such loss.

X. Miscellaneous

10.1	Exhibits: Monternet SP Cooperation Regulations-WAP Business, equal legal validity with this Agreement.

10.2	The parties shall settle any issue not covered hereunder via friendly consultation.

10.3	This Agreement is made in two (2) copies of equal validity with each party holding one (1) copy.

Party A: China Mobile Communications Corporation

Authorized representative:

Date: May 20, 2003

Party B: Beijing Sohu Online Network Information Services. Co., Ltd.

Authorized representative:

Date: May 26, 2003